EXHIBIT 10.3

Ecosphere Technologies, Inc.

Third Amendment to the Amended and Restated 2006 Equity Incentive Plan

(Effective November 26, 2014)

The second sentence of Section 4 shall be replaced with the following:

The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 33,000,000 subject to adjustment as provided in Section 14.